SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2006

ENVIROKARE TECH INC

(Exact name of registrant as specified in its charter)

Nevada	000-26095	88-0412549

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

641 Lexington Avenue, 14th Floor New York, New York	10022

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 634-6333

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        (d) The following individual has been elected to serve as a Director of the Registrant at a meeting of the Board on August 24, 2006.  The individual has accepted and agreed to serve as Director.

        Mr. Paul Gillease. Having joined DuPont in 1961, Mr. Gillease was appointed Vice President & General Manager of DuPont Textiles in 1985 with a further appointment to the position of Vice President of the Nylon Division in 1992.  He retired from DuPont in 1993.  Mr. Gillease was a Consultant Board Member to Pillowtex/Fieldcrest Cannon, Galey & Lord and Guildford Mills, Inc., all New York Stock Exchange listed companies, from 1994-2004.  He served as a Board Advisor to Joan Fabrics and American Textile from 2004-2006.  Mr. Gillease attended St. Peter's College where he received a B.Sc. degree in Economics and later attended Seton Hall University where he received an MBA.

        Mr. Gillease has yet to be appointed to a committee of the Board.  He received options to purchase 300,000 shares of the Company's common stock at the market price on August 24, 2006. One half of the option grant is exercisable after one year and one half after the second year he remains a member of the Board, and the option extends for a period of 10 years from the date they become exercisable.

5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year

        On August 24, 2006, the Board of Directors of the Registrant voted to amend the By-laws of the Company, increasing the number of directors to eight (8) directors, effective immediately.

SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	August 25, 2006

Envirokare Tech Inc.

Registrant

By:	/s/ George Kazantzis

George Kazantzis, President and COO